UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2019

PETROGRESS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55854	27-2019626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1, Akti Xaveriou - 5th floor, Piraeus -Greece	18538
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: +30 (210) 459-9741

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01	Entry Into a Material Definitive Agreement.

On October 22, 2019, Petrogress, Inc. (the “Company”) entered into a Securities Purchase Agreement with Christos Traios, a director and officer of the Company, to acquire all of the issued and outstanding shares of capital stock of Libertus Marine Ltd. (“LML”), a Marshall Islands limited liability company, which upon closing became a wholly owned subsidiary of the Company. As consideration for the acquisition, the Company issued to Mr. Traios 142,858 shares of Company Common Stock, par value $0.001 per share (the “Equity Consideration”).

LML was primarily organized to negotiate the purchase of a new vessel to be added to the Company’s fleet. LML has negotiated the purchase of a vessel known as the MV RESTA which is expected to be purchased for approximately US$720,000.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 regarding the s is hereby incorporated by reference into this Item 3.02. The issuance of the Equity Consideration was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description

10.1	Securities Purchase Agreement dated October 22, 2019 between Petrogress, Inc. and Christos Traios.*

* Signifies a management agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

October 24, 2019	PETROGRESS, INC.

/s/ Christos Traios
Christos Traios, President and CEO